NEUBERGER BERMAN ALTERNATIVE FUNDS

CLASS C
DISTRIBUTION AND SERVICES AGREEMENT

SCHEDULE A

The Series currently subject to this Agreement is as follows:

Neuberger Berman Absolute Return Multi-Manager Fund
Neuberger Berman Dynamic Real Return Fund
Neuberger Berman Flexible Select Fund
Neuberger Berman Global Allocation Fund
Neuberger Berman Global Long Short Fund
Neuberger Berman Long Short Multi-Manager Fund
Neuberger Berman Long Short Fund
Neuberger Berman Risk Balanced Commodity Strategy Fund

Date: April 26, 2014